Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-164394), Form S-8 (No. 333-141262), Form S-3 (No. 333-163384), Form S-3 (No. 333-165728) and Form S-3 (No. 333-170202) of U.S. Geothermal Inc. of our report dated March 15, 2011 relating to the financial statements of Raft River Energy I LLC, which appears in this Form 10-K of U.S. Geothermal Inc.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Portland, Oregon
June 9, 2011